Exhibit 10.52

FORM OF PERFORMANCE AWARD AGREEMENT

FOR PERFORMANCE STOCK UNITS

FOR EMPLOYEES

UNDER THE RISKMETRICS GROUP, INC. 2007 OMNIBUS INCENTIVE COMPENSATION PLAN

MSCI Inc. (together with all of its Subsidiaries, the “Company”) hereby grants to you Performance Stock Units (“PSUs”) as described below. The awards are being granted under the RiskMetrics Group, Inc. 2007 Omnibus Incentive Compensation Plan (the “Plan”).

Participant:	[Name]

Number of PSUs Granted:	[#] PSUs

Grant Date:	[Date] (the “Grant Date”)

Vesting Schedule:

Performance Period:

Provided you continue to provide services to the Company through the applicable vesting dates, the PSUs (as adjusted based on the performance metrics) will vest and convert as provided above and as further described in Exhibit A. Your PSUs may be subject to forfeiture if you terminate employment with the Company before the applicable vesting dates, as set forth in the Plan and this Performance Stock Unit Award Agreement (including Exhibit A hereto, the “Award Agreement”).

You agree that this Award Agreement is granted under and governed by the terms and conditions of the Plan and Exhibit A. You will be able to access a prospectus and tax supplement that contains important information about this award via the MSCI website. Unless defined in this Award Agreement, capitalized terms shall have the meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, MSCI has duly executed and delivered this Award Agreement as of the Grant Date.

MSCI INC.

Name:
Title:

Attachments:          Exhibit A (Terms and Conditions of the Award)

EXHIBIT A

TERMS AND CONDITIONS

OF THE PERFORMANCE AWARD AGREEMENT

SECTION 1. PSUs Generally.

MSCI has awarded you PSUs as an incentive for you to continue to provide services to the Company and to align your interests with those of the Company. As such, you will earn your PSU award (as adjusted pursuant to Section 2) only if you remain in continuous employment with the Company through the applicable vesting dates, or as otherwise set forth below.

Each of your PSUs corresponds to one share of MSCI class A common stock (each, a “Share”). Except as otherwise provided in Section 16, a PSU constitutes a contingent and unsecured promise by MSCI to pay you one share of MSCI class A common stock on the conversion date for the PSU. You will not be a stockholder with respect to the shares of MSCI class A common stock underlying your PSUs unless and until your PSUs convert to Shares.

SECTION 2. Performance Adjustment, Vesting and Conversion Schedule.

(a) Performance Adjustment. The number of PSUs awarded under this Award Agreement shall be adjusted, within a range of         % to         % of the number of PSUs initially awarded, after the end of the Performance Period based on the achievement of the                                                               performance metrics (collectively, the “Performance Metrics”) set forth in the table below, which have been approved by the Committee. Following the end of the Performance Period, management of MSCI shall provide its calculation of the Performance Metrics to the Audit Committee of the Board. The Audit Committee will review the extent of the achievement of the Performance Metrics, and the Compensation Committee shall certify in writing such achievement.

The number of PSUs that will be converted into Shares pursuant to Section 2(b), Section 4 or Section 5 (the “Adjusted PSUs”) will be determined based on the following formula (the “Performance Formula”) no later than                          (the “Adjustment Date”):

Number of PSUs Granted	x	Adjustment Percentage	=	Number of Adjusted PSUs

For purposes of the computation above, the “Adjustment Percentage” will be derived as set forth in the table below; provided that there will be extrapolation and interpolation to derive Adjustment Percentages not expressly set forth below, and any fractional shares resulting from the application of the Adjustment Percentages will be rounded up; provided further that in no event shall the number of PSUs granted to you on the Grant Date be decreased by more than         % or increased by more than         % as a result of any extrapolation and/or interpolation.

[Table]

In each instance, the above-referenced adjustments to                                                                           and their corresponding targets shall be made as reasonably determined by the Audit Committee in accordance with accounting principles generally accepted in the United States.

(b) Vesting.

(c) Other. Notwithstanding the foregoing, your PSUs will vest and convert as set forth in Section 4 and Section 5 in the event that your employment with the Company terminates under certain circumstances or a Change in Control occurs, respectively.

SECTION 3. Dividend Equivalent Payments.

Until your PSUs convert to Shares, if MSCI pays a regular or ordinary cash dividend on shares of its class A common stock, you will be entitled to a dividend equivalent payment in the same amount as the dividend you would have received if you held Shares for your vested and unvested PSUs outstanding on the dividend payment date (taking into account any adjustments pursuant to Section 2(a)). No dividend equivalents will be paid to you with respect to any canceled or forfeited PSUs.

MSCI will decide on the form of payment and may pay dividend equivalents in Shares, in cash or in a combination thereof. MSCI will pay the dividend equivalent when it pays the corresponding dividend on its class A common stock.

Because dividend equivalent payments are considered part of your compensation for income tax purposes, they will be subject to applicable tax and other withholding obligations.

SECTION 4. Termination of Employment.

Upon termination of employment with the Company pursuant to this Section 4, the following special vesting and payment terms will apply to your PSUs:

(a) Termination of Employment due to Death. If your employment with the Company terminates (i) due to death prior to the Adjustment Date, your Adjusted PSUs will vest on the date of death and convert into

Shares on the Adjustment Date or (ii) due to death after the Adjustment Date, your remaining unsettled Adjusted PSUs will vest and convert into Shares within 30 days following the date of death, and in either case shall be delivered to the beneficiary you have designated pursuant to Section 10 or the legal representative of your estate, as applicable.

(b) Termination of Employment due to Disability. If your employment with the Company terminates (i) due to Disability prior to the Adjustment Date, your Adjusted PSUs will vest and convert into Shares on the Adjustment Date or (ii) due to Disability after the Adjustment Date, your remaining unsettled Adjusted PSUs will vest and convert into Shares within 30 days following the date of such termination.

(c) Involuntary Termination of Employment by the Company. In the event of an involuntary termination of your employment by the Company (i) prior to the Adjustment Date, your Adjusted PSUs will vest and convert into Shares on the Adjustment Date or (ii) after the Adjustment Date, your remaining unsettled Adjusted PSUs will vest and convert into Shares within 60 days following the date of such termination; provided that such conversion is subject to your execution and non-revocation of an agreement and release satisfactory to MSCI within 55 days following termination of your employment.

(d) Governmental Service Termination. If your employment with the Company terminates prior to the Adjustment Date in a Governmental Service Termination, to the extent permitted under Section 409A of the Code, your PSUs will be adjusted (within a range of       % to       %) based on the expected (or actual, as the case may be if such termination occurs after the Performance Period) achievement of the Performance Metrics described in Section 2(a) for the Performance Period, which will be determined by extrapolating from the Performance Metrics that have been achieved as of the end of the most recent completed fiscal quarter prior to the date your employment with the Company terminates, and such Adjusted PSUs will convert into Shares within 60 days following the date of such termination. If your employment with the Company terminates after the Adjustment Date in a Governmental Service Termination under circumstances not involving a Cancellation Event, your remaining unsettled Adjusted PSUs will convert into Shares within 60 days following the date of such termination.

(e) Other Resignations from Employment. If you resign from your employment with the Company under circumstances which are not in accordance with the provisions above in this Section (and the related defined terms used in such provisions), your Adjusted PSUs will vest and convert into Shares only if and as provided below in this paragraph:

(i) If, prior to a Vesting Date, you resign from your employment with the Company for any reason and your last day of employment occurs before such Vesting Date, you will forfeit any PSUs (whether or not they are Adjusted PSUs) that have not vested as of your last day of employment with the Company;

(ii) If, prior to a Vesting Date, you give MSCI notice of your intention to resign from your employment with the Company as of a date following such Vesting Date and you do not subsequently comply with the Notice Requirements, you will forfeit any PSUs (whether or not they are Adjusted PSUs) that have not vested as of the date of your notice of resignation to MSCI (regardless of whether you continued in employment with the Company as of the Vesting Date);

(iii) If, prior to a Vesting Date, you give MSCI notice of your intention to resign from your employment with the Company as of a date following such Vesting Date, and you remain employed through the Vesting Date and comply with the Notice Requirements, you will be entitled to any Adjusted PSUs that have vested as of your last day of employment with the Company;

(iv) Except as described in subparagraph (ii) immediately above, if you resign from your employment with the Company following a Vesting Date, you shall be entitled to receive (if not yet received) your Adjusted PSUs that became vested prior to your resignation. If you are entitled to any Adjusted PSUs in accordance with the provisions above in this paragraph, such Adjusted PSUs shall convert to Shares as follows (i) if you are entitled to Adjusted PSUs that become vested as of the first Vesting Date, such Adjusted PSUs will convert into Shares on the Adjustment Date and (ii) if you are entitled to Adjusted PSUs that become vested as of the second Vesting Date, such Adjusted PSUs will convert into Shares within 60 days following your last day of employment; provided that such conversion is subject to your execution and non-revocation of an agreement and release satisfactory to MSCI within 55 days following your last day of employment with the Company.

SECTION 5. Change in Control.

In the event of a Change in Control prior to the Adjustment Date, your PSUs will be adjusted (within a range of       % to       %) based on the expected (or actual, as the case may be if such Change in Control occurs after the Performance Period) achievement of the Performance Metrics described in Section 2(a) for the Performance Period, which will be determined by extrapolating from the Performance Metrics that have been achieved as of the end of the most recent completed fiscal quarter prior to the date of the Change in Control, and such Adjusted PSUs will convert into Shares effective on the date of such Change in Control. In the event of a Change in Control following the Adjustment Date, your remaining unsettled Adjusted PSUs will convert into Shares effective on the date of such Change in Control.

SECTION 6. Cancellation of Awards.

(a) Cancellation Events. Notwithstanding any other terms of this Award Agreement, your PSUs will be canceled prior to conversion in the event of any Cancellation Event.

(b) Certificate. You may be required to provide MSCI with a written certification or other evidence that it deems appropriate, in its sole discretion, to confirm that no Cancellation Event has occurred. If you fail to submit a timely certification or evidence, MSCI will cancel your award.

(c) Cancellation of Unvested Awards. Except as explicitly provided in Section 4, upon a termination of your employment by you or by the Company for any reason, any of your PSUs that have not vested pursuant to Section 2 as of the date of your termination of employment with the Company will be canceled and forfeited in full as of such date.

SECTION 7. Tax and Other Withholding Obligations.

Pursuant to rules and procedures that MSCI establishes, tax or other withholding obligations arising upon vesting and conversion (as applicable) of your PSUs will be satisfied by having MSCI withhold Shares or by tendering Shares, in each case in an amount sufficient to satisfy the tax or other withholding obligations, unless MSCI, in its sole discretion, provides for a cash withholding option which would permit MSCI to withhold cash in the same amount. Shares withheld or tendered will be valued using the Fair Market Value of the Shares on the date your PSUs convert.

In order to comply with applicable accounting standards or the Company’s policies in effect from time to time, MSCI may limit the amount of Shares that you may have withheld or that you may tender.

SECTION 8. Nontransferability.

You may not sell, pledge, hypothecate, assign or otherwise transfer your PSUs, other than as provided in Section 10 or by will or the laws of descent and distribution or otherwise as provided for by the Committee.

SECTION 9. Designation of a Beneficiary.

You may make a written designation of a beneficiary or beneficiaries to receive all or part of the shares to be paid under this Award Agreement in the event of your death. To make a beneficiary designation, you must complete and file the form attached hereto as Appendix A with MSCI’s Human Resources Department.

Any shares that become payable upon your death, and as to which a designation of beneficiary is not in effect, will be distributed to your estate.

You may replace or revoke your beneficiary designation at any time. If there is any question as to the legal right of any beneficiary to receive shares under this award, MSCI may determine in its sole discretion to deliver the shares in question to your estate. MSCI’s determination shall be binding and conclusive on all persons and it will have no further liability to anyone with respect to such shares.

SECTION 10. Ownership and Possession.

Generally, you will not have any rights as a stockholder in the shares of MSCI class A common stock corresponding to your PSUs prior to conversion of your PSUs.

SECTION 11. Securities Law Compliance Matters.

MSCI may, if it determines it is appropriate, affix any legend to the stock certificates representing shares of MSCI class A common stock issued upon conversion of your PSUs and any stock certificates that may subsequently be issued in substitution for the original certificates. MSCI may advise the transfer agent to place a stop order against such shares if it determines that such an order is necessary or advisable.

SECTION 12. Compliance with Laws and Regulations.

Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of shares issued upon conversion of your PSUs (whether directly or indirectly, whether or not for value, and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation, or policy of any of the exchanges or associations or other institutions with which MSCI has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.

SECTION 13. No Entitlements.

(a) No Right to Continued Employment. This PSU award is not an employment agreement, and nothing in this Award Agreement or the Plan shall alter your status as an “at-will” employee of the Company.

(b) No Right to Future Awards. This award, and all other awards of PSUs and other equity-based awards, are discretionary. This award does not confer on you any right or entitlement to receive another award of PSUs or any other equity-based award at any time in the future or in respect of any future period.

(c) No Effect on Future Employment Compensation. MSCI has made this award to you in its sole discretion. This award does not confer on you any right or entitlement to receive compensation in any specific amount. In addition, this award is not part of your base salary or wages and will not be taken into account in determining any other employment-related rights you may have, such as rights to pension or severance pay.

SECTION 14. Consents under Local Law.

Your award is conditioned upon the making of all filings and the receipt of all consents or authorizations required to comply with, or required to be obtained under, applicable local law.

SECTION 15. Award Modification and Section 409A.

(a) Modification. MSCI reserves the right to modify or amend unilaterally the terms and conditions of your PSUs, without first asking your consent, or to waive any terms and conditions that operate in favor of MSCI. MSCI may not modify your PSUs in a manner that would materially impair your rights in your PSUs without your consent; provided, however, that MSCI may, without your consent, amend or modify your PSUs in any manner that MSCI considers necessary or advisable to comply with law or to ensure that your PSUs are not subject to tax prior to payment. The Company will notify you of any amendment of your PSUs that affects your rights. Any amendment or waiver of a provision of this Award Agreement (other than any amendment or waiver applicable to all recipients generally), which amendment or waiver operates in your favor or confers a benefit on you, must be in writing and signed by the Global Head of Human Resources, the Chief Administrative Officer, the Chief Financial Officer or the General Counsel (or if such positions no longer exist, by the holders of equivalent positions) to be effective.

(b) Section 409A.

(i) You understand and agree that all payments made pursuant to this Award Agreement will comply with Section 409A of the Code and any regulations and guidelines issued thereunder to the extent subject thereto, and shall be interpreted on a basis consistent with such intent.

(ii) Notwithstanding the other provisions of this Award Agreement, to the extent necessary to comply with Section 409A of the Code, if MSCI considers you to be one of its “specified employees” at the time of your “separation from service” (as such terms are defined in the Code) from the Company, no conversion specified hereunder shall occur prior to the expiration of the six-month period measured from the date of your separation from service from the Company (such period, the “Delay Period”). Any conversion of Adjusted PSUs into Shares that would have occurred during the Delay Period but for the fact that you are deemed to be a specified employee shall be satisfied either by (i) conversion of such Adjusted PSUs into Shares on the first business day following the Delay Period or (ii) a cash payment on the first business day following the Delay Period equal to the value of such Adjusted PSUs on the scheduled conversion date (based on the value of the Shares on such date) plus accrued interest as determined by MSCI; provided, that to the extent this Section 16(b)(ii) is applicable, in the event that after the date of your separation from service from the Company you (X) die or (Y) accept employment at a Governmental Employer and provide MSCI with satisfactory evidence demonstrating that as a result of such new employment the divestiture of your continued interest in MSCI equity awards or continued ownership of Shares is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to you at such Governmental Employer, any conversion or payment delayed pursuant to this Section 16(b)(ii) shall occur or be made immediately. For the avoidance of doubt, any determination as to form of payment (as provided in this Section 16(b)(ii)) will be in the sole discretion of MSCI.

(iii) For purposes of any provision of this Award Agreement providing for the payment of any amounts of nonqualified deferred compensation upon or following a termination of employment from the Company, references to your “termination of employment” (and corollary terms) shall be construed to refer to your “separation from service” from the Company.

(iv) MSCI reserves the right to modify the terms of this Award Agreement, including, without limitation, the payment provisions applicable to your PSUs, to the extent necessary or advisable to comply with Section 409A of the Code and reserves the right to make any changes to your PSU award so that it does not become subject to Section 409A or become subject to a Delay Period.

SECTION 16. Severability.

In the event MSCI determines that any provision of this Award Agreement would cause you to be in constructive receipt for United States federal or state income tax purposes of any portion of your award, then such provision will be considered null and void and this Award Agreement will be construed and enforced as if the provision had not been included in this Award Agreement as of the date such provision was determined to cause you to be in constructive receipt of any portion of your award.

SECTION 17. Successors.

This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder in accordance with this Award Agreement or the Plan.

SECTION 18. Governing Law.

This Award Agreement and the related legal relations between you and the Company will be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

SECTION 19. Rule of Construction for Timing of Conversion.

With respect to each provision of this Award Agreement that provides for your PSUs to convert to Shares on a specified event or date, such conversion will be considered to have been timely made, and neither you nor any of your beneficiaries or your estate shall have any claim against the Company for damages based on a delay in payment, and the Company shall have no liability to you (or to any of your beneficiaries or your estate) in respect of any such delay, as long as payment is made by December 31 of the year in which the applicable vesting date or such other specified event or date occurs, or if later, by the fifteenth day of the third calendar month following such specified event or date.

SECTION 20. Defined Terms.

For purposes of this Award Agreement, the following terms shall have the meanings set forth below:

“Board” means the Board of Directors of MSCI.

A “Cancellation Event” will be deemed to have occurred under the following circumstances:

(a) misuse of Proprietary Information or failure to comply with your obligations under MSCI’s Code of Conduct or otherwise with respect to Proprietary Information;

(b) resignation of employment with the Company without giving MSCI prior written notice of at least:

(i) 180 days if you are a member of the MSCI Executive Committee (or a successor or equivalent committee) at the time of notice of resignation; or

(ii) 90 days if you are a Managing Director of the Company (or equivalent title) at the time of notice of resignation;

(c) termination from the Company for Cause (or a later determination that you could have been terminated for Cause, provided that such determination is made within six months of termination);

(d) your commission of a fraudulent act or participation in misconduct which leads to a material restatement of the Company’s financial statements;

or if, without the consent of MSCI:

(e) while employed by the Company, including during any notice period applicable to you in connection with your termination of employment with the Company, you directly or indirectly in any capacity (including through any person, corporation, partnership or other business entity of any kind) hire or solicit, recruit, induce, entice, influence or encourage any Company employee to leave the Company or become hired or engaged by another company; or

(f) while employed by the Company, including during any notice period applicable to you in connection with your termination of employment with the Company, you directly or indirectly in any capacity (including through any person, corporation, partnership or other business entity of any kind) solicit or entice away or in any manner attempt to persuade any client or customer, or prospective client or customer, of the Company (i) to discontinue or diminish his, her or its relationship or prospective relationship with the Company or (ii) to otherwise provide his, her or its business to any person, corporation, partnership or other business entity which engages in any line of business in which the Company is engaged (other than the Company).

“Cause” means:

(a) any act or omission which constitutes a material willful breach of your obligations to the Company or your continued and willful refusal to substantially perform satisfactorily any duties reasonably required of you, which results in material injury to the interest or business reputation of the Company and which breach, failure or refusal (if susceptible to cure) is not corrected (other than failure to correct by reason of your incapacity due to physical or mental illness) within thirty (30) business days after written notification thereof to you by the Company; provided that no act or failure to act on your part shall be deemed willful unless done or omitted to be done by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company;

(b) your commission of any dishonest or fraudulent act, or any other act or omission with respect to the Company, which has caused or may reasonably be expected to cause a material injury to the interest or business reputation of the Company and which act or omission is not refuted by you within thirty (30) business days after written notification thereof to you by MSCI;

(c) your plea of guilty or nolo contendere to or conviction of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business; or

(d) your commission of a fraudulent act or participation in misconduct which leads to a material restatement of the Company’s financial statements.

A “Change in Control” shall be deemed to have occurred if any of the following conditions shall have been satisfied:

(a) any one person or more than one person acting as a group (as determined under Section 409A), other than (A) any employee plan established by MSCI or any of its Subsidiaries, (B) MSCI or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of MSCI in substantially the same proportions as their ownership of MSCI, is or becomes, during any twelve-month period, the beneficial owner, directly or indirectly, of securities of MSCI (not including in the securities beneficially owned by such person(s) any securities acquired directly from MSCI or its affiliates other than in connection with the acquisition by MSCI or its affiliates of a business) representing 30% or more of the total voting power of the stock of MSCI, provided that the provisions of this subsection (a) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (c) below;

(b) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by MSCI’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; and provided, further, however, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board, shall in any event be considered to be a member of the Existing Board;

(c) the consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of MSCI) pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of MSCI outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of MSCI’s stock (or if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of MSCI (or similar transaction) in which no person (as determined under Section 409A) is or becomes the beneficial owner, directly or indirectly, of securities of MSCI (not including in the securities beneficially owned by such person any securities acquired directly from MSCI or its affiliates other than in connection with the acquisition by MSCI or its affiliates of a business) representing 50% or more of either the then outstanding shares of MSCI’s common stock or the combined voting power of MSCI’s then-outstanding voting securities shall not be considered a Change in Control; or

(d) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any one person or more than one person acting as a group (as determined under Section 409A) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (1) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of MSCI’s common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (2) no event or circumstances described in any of clauses (a) through (d) above shall constitute a Change in Control unless such event or circumstances also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as defined in Section 409A and the regulations and guidance thereunder. In addition, no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any one person or more than one person acting as a group that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if you are part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control.

Terms used in the definition of a Change in Control shall be as defined or interpreted pursuant to Section 409A.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board with the powers of the Committee under the Plan, or any subcommittee appointed by such Committee.

“Disability” means any (A) you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (B) you, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, are receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

“Fair Market Value” means, with respect to a Share, the closing price of a share of MSCI’s class A common stock as reported by the NYSE on the trading day prior to the relevant determination date.

“Governmental Employer” means a governmental department or agency, self-regulatory agency or other public service employer.

“Governmental Service Termination” means the termination of your employment with the Company as a result of accepting employment at a Governmental Employer and you provide MSCI with satisfactory evidence demonstrating that as a result of such new employment, the divestiture of your continued interest in MSCI equity awards or continued ownership in MSCI class A common stock is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to you at such Governmental Employer.

“MSCI” means MSCI Inc., a Delaware corporation.

“Notice Requirements” means prior written notice to MSCI of at least:

(i) 180 days if you are a member of the MSCI Executive Committee (or a successor or equivalent committee) at the time of notice of resignation; or

(ii) 90 days if you are a Managing Director of the Company (or equivalent title) at the time of notice of resignation.

“Performance Period” means the period                                                                                                                                     .

“Proprietary Information” means any information that may have intrinsic value to the Company, the Company’s clients or other parties with which the Company has a relationship, or that may provide the Company with a competitive advantage, including, without limitation, any trade secrets, inventions (whether or not patentable); formulas; flow charts; computer programs, access codes or other systems of information; algorithms, technology and business processes; business, product, or marketing plans; sales and other forecasts; financial information; client lists or other intellectual property; information relating to compensation and benefits; and public information that becomes proprietary as a result of the Company’s compilation of that information for use in its business; provided that such Proprietary Information does not include any information which is available for use by the general public or is generally available for use within the relevant business or industry other than as a result of your action. Proprietary Information may be in any medium or form including, without limitation, physical documents, computer files or discs, videotapes, audiotapes, and oral communications.

“Section 409A” means Section 409A of the Code and the related regulations.

“Settlement Date” means each date your PSUs are converted into Shares pursuant to Section 2, Section 4 or Section 5.

“Subsidiary” means (i) a corporation or other entity with respect to which MSCI, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which MSCI, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

APPENDIX A

Designation of Beneficiary(ies) Under

RiskMetrics Group, Inc. 2007 Omnibus Incentive Compensation Plan

This Designation of Beneficiary shall remain in effect with respect to all awards issued to me under any MSCI equity compensation plan, including any awards that may be issued to me after the date hereof, unless and until I modify or revoke it by submitting a later dated beneficiary designation. This Designation of Beneficiary supersedes all my prior beneficiary designations with respect to all my equity awards.

I hereby designate the following beneficiary(ies) to receive any survivor benefits with respect to all my equity awards:

	Beneficiary(ies) Name(s)	Relationship	Percentage
(1)
(2)
(3)
(4)

Address(es) of Beneficiary(ies):

(1)
(2)
(3)
(4)

Contingent Beneficiary

Please also indicate any contingent beneficiary and to which beneficiary above such interest relates.

Beneficiary(ies) Name(s)	Relationship	Nature of Contingency

Address(es) of Contingent Beneficiary(ies):

Name: (please print)	Date:

Signature

Please sign and return this form to MSCI’s Human Resources Department.